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                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                      NATIONS FLOORING, INC. AND SUBSIDIARY

            (In Thousands, except earnings per share) (Unaudited)


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

Basic Earnings Per Share
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                                                                             Three Months Ended          Nine Months Ended
                                                                                September 30,              September 30,
                                                                          -----------------------     ----------------------
                                                                              1998           1999         1998          1999
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
Weighted average number of common shares outstanding                         3,670          3,730       3,670          3,710
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Net income (loss)                                                         $     36    $       298     $  (415)    $      207
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Earnings per share                                                        $   0.01    $      0.08     $ (0.11)    $     0.06
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


Dilutive Earnings Per Share
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                                                                             Three Months Ended          Nine Months Ended
                                                                                September 30,              September 30,
                                                                          -----------------------     ----------------------
                                                                              1998           1999         1998          1999
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
Weighted average number of common shares outstanding                         3,670          3,730       3,670          3,710
Common stock equivalents - stock options                                      *               178         *              178
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Weighted average common and common stock equivalents outstanding             3,670          3,908       3,670          3,888
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Net income (loss)                                                         $     36    $       298     $  (415)    $      207
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Earnings per share                                                        $   0.01           0.08       (0.11)          0.05
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*   Shares of common stock issuable upon exercise of outstanding stock options have not been included in the computation as their impact is anti-dilutive.